RAMTRON INTERNATIONAL CORPORATION

                           Warrant to Purchase Shares
                                of Common Stock
                                 March 9, 2000
                                                               Warrant No. 001
                                                               25,000 Shares

RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, Jan-Charles Fine, an individual residing at 18 Page Road , Weston, Massachusetts, Inc. or his assigns (the "Holder") is entitled to purchase from the Company, during the period commencing on the date hereof and ending at 5:00 p.m. Eastern Time on the Expiration Date (as hereinafter defined) (the "Warrant Exercise Period"), subject to the terms and conditions hereinafter set forth, the number of shares of the Common Stock, par value $0.01, of the Company determined in accordance with Section 1.

1. Number of Warrant Shares. Subject to adjustment as provided in Sections 4 and 11, and subject to the conditions to exercise provided in Section 5, the number of shares of Common Stock for which this Warrant may, at any given time during the Warrant Exercise Period, be exercised (such total number of underlying unissued shares as may, from time to time, be issuable upon the exercise hereof being hereinafter referred to as the "Warrant Shares") shall be 25,000.

2. Exercise Price. This Warrant is exercisable for Warrant Shares at a price per share (the "Warrant Price") equal to $17.00.

3. Expiration Date. Except as otherwise provided herein, this Warrant shall expire on the earlier to occur of (a) the date on which this Warrant is fully exercised and (b) 5:00 p.m. Mountain Daylight Time, on March 9, 2003, or, if such day is not a Business Day, then at 5:00 p.m. Mountain Daylight Time on the next succeeding Business Day (the "Expiration Date").

4.  Procedure for Exercise:

    (a)  Exercise by Cash Payment.  Subject to the conditions provided in
         Section 5, the Holder may exercise this Warrant by presenting and surrendering it either in person, by mail or by courier to the Company at the office specified in Section 12 between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day during the Warrant Exercise Period, accompanied by (a) payment in cash of the aggregate Warrant Price of the Warrant Shares to be purchased and (b) a subscription form duly executed by the Holder in substantially the form attached hereto as Annex A. The number of Warrant Shares shall be reduced immediately upon any partial exercise by the number of shares so purchased, and a new Warrant, of like tenor and effect herewith, for the remaining Warrant Shares shall be issued to the Holder.

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    (b)  Cashless Exercise.  This Warrant may be exercised in full or in part by surrender of this Warrant to the Company accompanied by written notice substantially in the form attached hereto of the holder's election to effect cashless exercise ("Cashless Exercise"). Upon Cashless Exercise, the holder shall be entitled to receive, in respect of each share for which this Warrant is then exercised, that number of shares of Common Stock (or such other class of shares as may then be issuable upon exercise hereof) which, valued at Current Market Value, have a value equal to the Current Market Value of each of the shares as to which this Warrant is then being exercised less the Warrant Price payable for each such share. For purposes of this
         Section 4, Current Market Value of Common Stock shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the per share closing sale price of the Common Stock on the trading day immediately preceding the date of delivery of such notice of Cashless Exercise as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the per share closing price of the Common Stock on the principal stock exchange on which it is listed on the trading day immediately preceding the date of delivery of such notice of Cashless Exercise or
         (iii) if the Common Stock is not so listed or traded, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company. The term "closing sale price" shall mean the last sale price on the day in question as reported by NASDAQ or an equivalent generally accepted reporting service or (as the case may be) as reported by the principal stock exchange in which the Common Stock is listed, or if not so reported, as reasonably determined in good faith by the board of directors of the Company.

5.  Conditions to Exercise.

    (a) It shall be a condition precedent to any exercise of this Warrant to purchase shares of Common Stock that the Holder shall have obtained, prior to such exercise, all regulatory approvals, if any, required to lawfully acquire such shares.

    (b) Holder shall not be entitled to exercise this Warrant, and this Warrant may not be exercised, if following such exercise Holder and its affiliates (within the meaning of the Exchange Act) shall be the owners of 9.9% or more of the outstanding Common Stock of the Company. The provisions of this Section cannot be amended except upon the explicit authorization by the Company's Board of Directors and the Company shall have no obligation whatever to give any effect to any notice of exercise or subscription for Warrant Shares if the issuance of such Warrant Shares would result in a contravention of the foregoing limitation on beneficial ownership of the Company's Common Stock.

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6.  Covenants. The Company covenants and agrees with the Holder as follows:

    (a) All Warrant Shares shall, upon delivery to the Holder, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

    (b) The Company shall pay when due and payable any and all federal and state original issue stock taxes, if any, that may be payable in respect of the issuance of Warrant Shares upon whole or partial exercise of this Warrant.

    (c) The Company shall at all times on or after the issuance of this Warrant and prior to the expiration of the Warrant Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the full exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock is not sufficient for this purpose, the Company shall take such corporate action as may be necessary to increase the authorized but unissued shares of Common Stock to a number that is sufficient for this purpose.

    (d) The Company shall cooperate fully with the Holder in obtaining any regulatory approvals referred to in Section 5 hereof.

7. Loss, Theft, Destruction or Mutilation. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company of the ownership and loss, theft, destruction or mutilation of this Warrant, and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, and (b) in the case of mutilation, of this Warrant for cancellation, the Company shall execute and deliver, in lieu thereof, a new Warrant of like tenor and effect herewith; provided, however, that the Company may require as an additional condition to issuance of any such substitute Warrant payment of a sum sufficient to reimburse it for any stamp tax, other governmental charge or out-of-pocket expense connected therewith.

8.  Rights of Holder.

    (a) The Holder of this Warrant or of any portion thereof shall not, solely as such, be entitled to vote, to receive dividends or to be deemed the holder of Common Stock for any purpose nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon a merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares shall have become deliverable.

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    (b)  Regardless of the date of issue and delivery of certificates representing such shares, the Holder shall for all purposes be deemed to have become the holder of record of all shares purchased upon exercise of this Warrant as of the close of business on the date on which the Company has received, with respect to such purchase, (a) this Warrant, (b) the Warrant Price and (c) a duly executed subscription form.

9. Transfer of Warrant. The Company shall, upon surrender to it of this Warrant, accompanied by one or more duly executed certificates of transfer in substantially the form attached hereto as Annex B, execute and deliver in lieu hereof (a) to and in the name of each assignee or transferee, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of the Warrant Shares as shall have been so assigned or transferred; and (b) to the Holder, in case the right to purchase some portion of the Warrant Shares shall have been retained by the Holder, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of Warrant Shares.

10.  Disposition of Shares.

    (a) Each Holder understands and agrees that this Warrant and the Warrant Shares have not been registered under either the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws (the "State Acts") and may not lawfully be sold or otherwise disposed of for value except upon registration of such transfer in accordance with the securities registration requirements of the Act and any applicable State Acts, or pursuant to an exemption from such registration requirements.

    (b) Any certificates evidencing shares purchased upon exercise hereof shall be imprinted with a conspicuous legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSELSATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

    (c) In connection with the purchase of this Warrant the Company has undertaken to register the Holder's resale of Warrant Shares under certain conditions and upon the effectiveness of such registration and such resale in accordance with the applicable requirements of the Act the certificates representing the Warrant Shares so resold shall be reissued without the foregoing legend.

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11.  Adjustment of Purchase Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

    (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities, which were purchasable or would have become purchasable under the Warrants immediately prior to such Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding anything in this
         Section 11(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect if upon the completion of any such Reorganization the stockholders of the Company immediately prior to such event do not own at least fifty percent (50%) of the equity interest of the corporation resulting from such Reorganization and those Warrants which are unexercised shall expire on the completion of such Reorganization if the notice required by Section 11(e) hereof has been given.

    (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction
         (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

    (c) Certain Dividends and Distribution. If the Company at any time prior to the expiration of the Warrant Exercise Period shall take a record of the holders of its Common Stock for the purposes of:

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         (i)  Stock Dividends.  Entitling them to receive a dividend payable in, or to receive any other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to the price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction
              (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

        (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, then the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to the Holder as owner of that number of Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

    (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c)(i) of this Section 11, the number of shares purchasable under the Warrants represented by this certificate shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

    (e)  Notice.  In case at any time:

         (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock.

        (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

       (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

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        (iv)  There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder at least ten (10) days prior written notice (or, in the event of notice pursuant to Section 11(e)(iii), at least thirty (30) days prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holder of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

    (f) No Change in Certificate. The form of this Warrant certificate need not be changed because of any adjustment in the Warrant Price or in the number of Warrant Shares purchasable on its exercise. The Warrant Price or the number of Warrant Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

12. Notices. All notices and other communications pursuant hereto shall be in writing and shall be deemed given if delivered in person or sent by United States registered mail, postage prepaid to the following address, or at such other address as either party may designate in writing by notice to the other party at the following address:

If to the Company at:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado  80921
Attention:  Chief Executive Officer

If to the Holder at:

Mr. Jan-Charles Fine
C/O Pro Tem Partners, Inc.
P.O. Box 402
18 Page Road
Weston, MA  02493-0003
Attention:  President

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13.  Termination. This Warrant shall automatically and immediately terminate, without any further action by the Company or the Holder, upon the occurrence of any of the following:

    (a) any voluntary or involuntary proceeding shall be commenced with respect to the Holder in a court of competent jurisdiction seeking relief under any applicable bankruptcy, insolvency or similar law;

    (b) a receiver, custodian, sequestrator or similar official for the Holder or for any substantial part of his property shall be appointed or elected;

    (c) the Holder shall commence any winding-up or liquidation, voluntary or involuntary, of the Holder;

    (d) the Holder shall make a general assignment for the benefit of his creditors or become unable generally, or admit in writing his inability, to pay his debts as they become due; or

    (e) the Holder shall take any corporate or similar action for the purpose of effecting any of the foregoing.

14. Miscellaneous. This Warrant contains the entire agreement between the parties with respect to the matters set forth herein and may not be modify supplemented or amended except in a writing signed by both parties. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

WITNESS the following signature effective as of the 9th day of March 2000.

RAMTRON INTERNATIONAL CORPORATION


By: /S/ L. David Sikes
----------------------
L. David Sikes, Chairman and
Chief Executive Officer
Address:  1850 Ramtron Drive
Colorado Springs, CO 80921

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                                   ANNEX A
                              SUBSCRIPTION FORM

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the written Warrant in respect of ------------- of the shares provided for therein, and requests that certificates be issued in the name of:

---------------------------------------------------------------
(Please Print Name, Address and Taxpayer Identification Number)

-------------------------------------------------

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant certificate for the balance of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his/her Assignee as below indicated and delivered to the address stated below.

The undersigned:

[ ] elects to pay the full Warrant Price in cash or by certified or cashier's check or wire funds transfer

[  ]  elects "cashless exercise" pursuant to Section 4(b) of the Warrant

      "Current Market Value: for purposes of Cashless Exercise is:
      $-------------

      Number of shares issuable on Cashless Exercise is:  ------------

Date: ----------------------        ---------------------------------
                                      Signature of Warrantholder

The above signature must correspond with the name appearing upon the face of this Warrant in every particular without alteration or enlargement or any change whatever.

Name of Assignee, if any:  ---------------------------------
                                  (Please Print)

---------------------------------------------------------------
(Please Print Name, Address and Taxpayer Identification Number)

-----------------------------------------------

Signature Guaranteed: Signature guarantee is required if certificates are to be registered in the name of any person other than the name written upon the face of the Warrant. Signature must be guaranteed by a commercial bank or trust company or a member firm of the New York Stock Exchange.

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                                   ANNEX B

                           CERTIFICATE OF TRANSFER

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado  80921

Attention:  Chief Executive Officer

Date: --------------

Gentlemen:

With reference to the Warrant to Purchase Shares of Common Stock dated
March 9, 2000 (the "Warrant"), issued by Ramtron International Corporation (the "Company") to ----------- (the "Holder"), representing as of the date hereof the right to purchase, on the terms and subject to the conditions herein set forth, --------- shares of the Common Stock, par value $0.01, of the Company (the "Warrant Shares"), the undersigned Holder hereby transfers, conveys and assigns to ------------, subject to the terms and conditions of the Warrant, the right to purchase ---------- of such Warrant Shares. By this transfer, all rights of the undersigned Holder with respect to such number of the Warrant Shares are transferred to the transferee.

Enclosed herewith is the original Warrant so that the Company may issue in lieu thereof (a) to the transferee, a new Warrant, of like tenor and effect therewith, for the number of Warrant Shares with respect to which the undersigned Holder's rights under the Warrant are hereby transferred, conveyed and assigned, and (b) if the undersigned Holder has retained his rights under the Warrant with respect to some portion of the Warrant Shares, a new Warrant, of like tenor and effect therewith, for such number of the Warrant Shares.


---------------------------------
         as Holder

By:  ----------------------------

Name:  --------------------------

Title:  -------------------------

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